................................................................................





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                -----------------

Date of Report:  March 24, 2000

                      AMERICAN SAFETY INSURANCE GROUP, LTD.
             (Exact name of Registrant as specified in its charter)


        Bermuda                      1-14795                 Not applicable
(State of incorporation         (Commission File            (I.R.S. Employer
    or organization)                 Number)               Identification No.)

    44 Church Street                                         (441) 296-8560
    P.O. Box HM 2064                                     (Registrant's telephone
Hamilton, HM HX Bermuda                                          number)
 (Address of principal
   executive offices)





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Item 5. Other Events.


     On March 24, 2000, Registrant purchased Trafalgar Insurance Company, an Oklahoma licensed insurance company, which has authority to operate as an excess and surplus lines insurance company in 34 states and the District of Columbia. Trafalgar Insurance Company's stock was acquired from Houston Casualty Company, a subsidiary of HCC Holdings, Inc., for a purchase price of approximately $16.3 million, and Trafalgar had, at closing, in excess of $15 million of capital and surplus. Prior to closing, Trafalgar entered into a bulk assumption reinsurance agreement with Houston Casualty, under which Houston Casualty assumed all of Trafalgar's prior and existing insurance business. Trafalgar has been renamed American Safety Indemnity Company.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 30, 2000.

                                           American Safety Insurance Group, Ltd.


                                           By:__________________________________
                                                 Lloyd A. Fox, President



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